Exhibit 10.6
NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this "Agreement"), dated as of June 22, 2018, is entered into by and between (i) Richard Krogsrud ("Purchaser"), and (ii) AB HoldCo, Inc., a Nevada corporation (the "Company").  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).
RECITALS
A. Antibodies Incorporated, a California corporation ("Antibodies"), the Company, AB Merger Sub, Inc., a California corporation and wholly owned subsidiary of the Company, certain stockholders of Antibodies, including the Purchaser, and Richard Krogsrud, solely as the representative of the stockholders of Antibodies, have entered into that certain Agreement and Plan of Merger, dated May 8, 2018 (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which, among other things, AB Merger Sub, Inc. will merge with and into Antibodies, with Antibodies as the surviving corporation in the merger (the "Merger").
B. Immediately prior to the consummation of the Merger (the "Merger Closing"), Purchaser desires to contribute to the Company the 14,000 shares of stock of Antibodies ("Target Stock") held by the Purchaser (the "Contributed Equity") in exchange for a promissory note issued by the Company in substantially the form attached hereto as Exhibit A (the "Note") having a principal amount equal to $46,916.02, all on the terms and conditions set forth in this Agreement (the "Contribution").
AGREEMENT
In consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valid consideration, the receipt and sufficiency of which are acknowledged, intending to be legally bound, the parties agree as follows:
1. Contribution of Equity.  On the terms set forth in this Agreement, at the closing of the transactions contemplated by this Agreement as set forth in Section 2 (the "Note Purchase Closing"), (a) the Purchaser will contribute, assign and transfer to the Company, and the Company will acquire and accept from the Purchaser, the Contributed Equity, which Contributed Equity will be so contributed, assigned and transferred free and clear of all Encumbrances, except for Permitted Share Encumbrances, and (b) the Company will issue and deliver to the Purchaser the Note.
2. Note Purchase Closing.
a. The Note Purchase Closing will be consummated immediately prior to the consummation of the Merger Closing at the location of the Merger Closing set forth in Section 2.4 of the Merger Agreement.
b. At the Note Purchase Closing, (i) the Company will deliver to the Purchaser the Note, duly executed by the Company, and (ii) the Purchaser will deliver to the Company the stock certificates representing all of the Contributed Equity, along with duly executed stock powers with respect to such certificates.

c. All of the representations and warranties set forth in Section 3 and Section 4 hereof shall be deemed to have been made at and as of the Note Purchase Closing.
3. Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser that:
a. the Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby;
b. this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law), and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement or instrument to which the Company is a party or subject or any judgment, order or decree to which the Company is subject;
c. assuming the accuracy of the representations of the Purchaser in Section 4 hereof, the Note will be issued in compliance with all applicable federal and state securities laws and will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law).
d. the Company is acquiring the Contributed Equity for its own account and investment purposes and not in violation of any applicable securities laws and not with a view to distribution thereof and agrees that it will not make any sale, transfer or other disposition of the Contributed Equity in violation of any applicable securities Law; and
e. there is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against the Company or its Affiliates, by or before any Governmental Entity or by any third party which would be reasonably likely to have a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.
4. Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company that:
a. this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law), and the execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement or instrument to which the Purchaser is a party or subject or any judgment, order or decree to which the Purchaser is subject;

b. the Note is being acquired for the Purchaser's own account for investment, with no intention of distributing or selling any portion of the Note within the meaning of the Securities Act, and the Note will not be transferred by the Purchaser in violation of the Securities Act or the then-applicable rules or regulations under the Securities Act.  No one other than the Purchaser has any interest in or any right to acquire the Contributed Equity or the Note;
c. the Purchaser has performed the Purchaser's own due diligence investigation with respect to the acquisition of the Note to the extent that the Purchaser deemed necessary or desirable.  In connection with such investigation, the Company has provided the Purchaser with such assistance as the Purchaser has requested, and has made available all additional information that the Purchaser has requested in connection with the Note, the Merger and the transactions contemplated by this Agreement.  The Purchaser has been afforded an opportunity to ask questions of and receive answers from the Company concerning the terms of this Agreement and the purchase of the Note and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Company;
d. no representations or warranties have been made to the Purchaser by the Company or any equityholder, officer, director, employee, agent or representative of the Company, other than as set forth in this Agreement.  The Purchaser represents and warrants that in entering into this Agreement, he has not relied on any statement, representation, warranty, assurance or other information other than as expressly set forth in this Agreement;
e. the Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the acquisition of the Note and of making an informed investment decision with respect thereto;
f. none of the "Bad Actor" disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (each, a "Disqualification Event") are applicable to the Purchaser or any of the Purchaser's Affiliates, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable; and
g. the Purchaser has good and marketable title to, and is the sole record and beneficial owner of, the Purchaser's Contributed Equity, free and clear of all Encumbrances, except for Permitted Share Encumbrances.
5. Acknowledgements of the Purchaser.  The Purchaser acknowledges that:
a. the Note has not been registered under the Securities Act or any state securities act in reliance on an exemption for private offerings;

b. the Company has retained Pepper Hamilton LLP as legal counsel in connection with the Merger and the management and operation of the Company.  Pepper Hamilton LLP is not representing and will not represent the Purchaser in connection with the purchase and sale of the Note, the management and operation of the Company or any dispute that may arise between the Purchaser, on the one hand, and the Company or the directors of the Company, on the other hand (each, a "Company Legal Matter").  The Purchaser will, if the Purchaser wishes to engage counsel on a Company Legal Matter, retain the Purchaser's own independent counsel with respect thereto;
c. there are restrictions on the transferability of the Note; and the Note will not be, and the Purchaser has no rights to require that the Note be, registered under the Securities Act; and
d. the Note is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws, and the Company is relying on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth in this Agreement to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Note.
6. Survival.  Each of the parties hereto agrees that the representations and warranties of such party contained in this Agreement will survive the Note Purchase Closing and continue in full force and effect until the date that is five (5) years following date of the Note Purchase Closing.
7. Termination.  The Purchaser acknowledges and agrees that the Purchaser will not be permitted to terminate or rescind this Agreement.  If the Merger Agreement is terminated prior to the Closing for any reason, then this Agreement will automatically terminate and be null and void ab initio and without any further force or effect and, at such time, no party hereto will be bound by any of the terms hereof.
8. Notices.  All notices required or permitted to be given hereunder will be in writing and may be delivered by hand, by email, or by internationally recognized private courier. Notices delivered by hand will be deemed delivered when actually delivered. Notices given by internationally recognized private courier will be deemed delivered on the date actually received. Notices given by email will be deemed delivered on the date sent. All notices will be addressed as follows:
a. if to the Purchaser:
1625 La Paloma Court
Davis, CA 95616
Email: rkrogsrud@antibodiesinc.com

with copies to:
Delfino Madden O'Malley Coyle & Koewler LLP
500 Capitol Mall, Suite 1550
Sacramento, CA 95814
Attention: Jeff Koewler, Esq.
 Email: jkoewler@delfinomadden.com

b. if to the Company:
Janel Corporation
303 Merrick Road, Suite 400
Lynbrook, NY 11563
Attention: Brendan J. Killackey
Email: bkillackey@janelcorp.com

with copies to:
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312
Attention: Scott R. Jones, Esq.
 Email: jonessr@pepperlaw.com
or (c) to any party, to such other respective addresses or addressees as may be designated by notice given in accordance with the provisions of this Section 8.
9. Expenses and Fees.  If any party hereto brings an action to enforce its rights under this Agreement, the prevailing party may recover its expenses (including reasonable attorneys', accountants' and consulting fees) incurred in connection with the action and any appeal from the losing party.
10. Miscellaneous.  The terms of Article 11 of the Merger Agreement (except for Sections 11.2, 11.6, 11.10 and 11.13) are incorporated herein by reference as if set forth herein in their entirety and will apply mutatis mutandis to this Agreement.
11. Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of the Company or the Purchaser; provided, however, that the Company may assign or delegate, without the prior written consent of the Purchaser, any of its rights, benefits or obligations under this Agreement to an Affiliate.
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The parties have executed this Agreement as of the date indicated in the preamble of this Agreement.
COMPANY:

AB HoldCo, Inc.

By:  /s/ Brendan J. Killackey
       Name: Brendan J. Killackey
        Title: President, Secretary and Treasurer

PURCHASER:

/s/ Richard Krogsrud
Richard Krogsrud

[Signature Page to Note Purchase Agreement]

EXHIBIT A
FORM OF SUBORDINATED PROMISSORY NOTE

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.
SUBORDINATED PROMISSORY NOTE
OF
AB HOLDCO, INC.
$46,916.02	June 22, 2018

FOR VALUE RECEIVED, AB HoldCo, Inc., a Nevada Corporation (including any successor or assign thereof, including, without limitation, a receiver, trustee or debtor-in-possession, "Maker"), hereby promises to pay to Richard Krogsrud, a resident of the State of California ("Payee"), the aggregate principal sum of Forty-Six Thousand Nine Hundred Sixteen Dollars and Two Cents ($46,916.02) on the dates and in the amounts set forth in this Subordinated Promissory Note (this "Note"), and to pay to Payee interest on the unpaid principal balance hereof at the rate and times set forth herein.
1. Reference to Note Purchase Agreement and Credit Agreements.  This Note is being issued and delivered by Maker to Payee pursuant to the terms of that certain Note Purchase Agreement, dated as of the date hereof, by and among Maker and Payee (the "Note Purchase Agreement").  Capitalized terms used and not otherwise defined in this Note have the meanings assigned to such terms in the Note Purchase Agreement.  This Note and the obligations of Maker hereunder are subject to the terms of any credit agreement, loan agreement, indenture, promissory note, guaranty or other debt instrument, including, without limitation, (a) that certain Loan and Security Agreement, effective as of October 17, 2017, by and between Janel Corporation, Janel Group, Inc., PCL Transport, LLC, Janel Alpha GP, LLC, W.J. Byrnes & Co., Liberty International, Inc., and The Janel Group of Georgia, Inc., and Santander Bank, N.A., (b) that certain Credit Agreement, effective as of February 29, 2016, by and between Indco, Inc. and First Merchants Bank, and (c) that certain Business Loan Agreement, dated June 14, 2018, by and between AB Merger Sub, Inc. and First Northern Bank of Dixon (as such agreements and instruments may be entered into, amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the "Credit Agreements") pursuant to which Maker and/or any Affiliate of Maker (collectively, the "Credit Parties") incurs, borrows, extends, guarantees, renews or refinances any indebtedness for borrowed money or other extensions of credit with any federal or state bank or other institutional lender (collectively, the "Senior Lenders").

2. Payment of Principal.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay principal hereunder, Maker shall pay the outstanding principal amount of this Note to Payee in a single payment on the three-year anniversary of the date hereof (the "Maturity Date").
3. Payment of Interest.  The unpaid principal balance of this Note bears interest at an annual rate equal to four percent (4%), calculated on the basis of a year consisting of 365 days.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay interest hereunder, Maker shall pay interest on this Note to Payee quarterly in arrears on the last business day of each calendar quarter, commencing on September 30, 2018.  In the event that the terms of the Credit Agreements prohibit Maker from making any scheduled payment of interest hereunder, the payment of the interest shall be deferred until such time as the payment is permitted under the Credit Agreements, but in no event shall such payment be deferred beyond the Maturity Date.
4. Prepayment.  Subject to the terms of the Credit Agreements, including any restrictions on the ability of Maker to pay principal and interest hereunder, at any time and from time to time after the date hereof, Maker may prepay in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with all accrued but unpaid interest on such principal amount up to the date of prepayment.  Any prepayment shall be applied first to accrued but unpaid interest, and then to outstanding principal.
5. Subordination.  All principal, interest, premiums and other amounts payable by Maker to Payee under this Note and any security therefor are subordinated and junior in right of payment to the prior payment in full in cash of all indebtedness for borrowed money and other obligations of the Credit Parties owed to the Senior Lenders under the Credit Agreements (the "Senior Indebtedness").  Until the earlier of (a) prior payment in full of all of the Senior Indebtedness and (b) the Maturity Date, Payee may not, without the prior written consent of the Senior Lenders, take any of the following actions with respect to any amounts owed to Payee under this Note: (i) initiate any suit, action or proceeding against Maker to enforce payment of, or to collect the whole or any part of any amounts owed under, this Note; (ii) commence judicial enforcement of any of the rights and remedies under this Note; or (iii) accelerate this Note.  In the event of any default under this Note, upon written demand by Payee, Maker will identify those Senior Lenders from whom any such consent must be obtained.  Payee hereby agrees to negotiate in good faith with respect to any requirement by a Senior Lender to enter into a subordination agreement and take any other actions reasonably required by any such Senior Lender with respect to indebtedness evidenced by this Note and any security therefor.  For the avoidance of doubt, in the event that any of the Credit Agreements is refinanced or replaced in full, the Payee agrees that the subordination provisions of this Note will continue for the benefit of the lenders party to such refinancing.
6. Defaults.  Maker shall be deemed in default hereunder upon the occurrence of any of the following: (a) Maker fails to pay when due any principal or interest payment required to be made hereunder, and such failure is not cured by Maker on or before the 5th day following its due date; (b) an involuntary case against Maker under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date 60 days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker's property with respect to  the winding up or liquidation of Maker's affairs; or (e) Maker commences a voluntary case under any applicable bankruptcy or insolvency law, makes a general assignment for the benefit of Maker's creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker's property, or consents to the entry of an order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law.

7. Consequences of Default.  Upon the occurrence of a default under Section 6 of this Note, subject to the Credit Agreements and Section 5 of this Note, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder shall, at the option of Payee, become immediately due and payable.  Notwithstanding anything herein to the contrary, from and during the continuation of any default under Section 7 of this Note, interest shall accrue on the principal amount of this Note at a per annum rate equal to ten percent (10%) until such default has been cured.
8. Payments.  Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America at the address for notices to Payee as set forth in Section 8 of the Note Purchase Agreement, or at such other address as may be specified in a written notice to Maker by Payee.  If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.
9. Guaranty.  Janel Corporation (the "Guarantor") hereby absolutely and unconditionally guarantees the prompt payment in full of all principal and interest due and payable under this Note (the "Obligations") as and when the respective parts thereof become due and payable.  If the Obligations, or any part thereof, shall not be paid in full when due and payable, Payee shall have the right to proceed directly against Guarantor under this Guaranty to collect the payment in full of the Obligations, regardless of whether or not Payee shall have theretofore proceeded or shall then be proceeding against Maker, it being understood that Payee, in its sole discretion, may proceed against Maker or Guarantor, and may exercise each right, power or privilege that Payee may then have at such time or times and as often and in such order as Payee, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Obligations.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Guarantor hereby waives any right it may have whether now or in the future, to require Payee to make an election of remedies or otherwise bring a single action to enforce its remedies hereunder.  This is a guaranty of payment and not merely a guaranty of collection, and Guarantor hereby waives each and every guarantorship and suretyship defense, generally. Regardless of the duration of time, regardless of whether Maker may from time to time cease to be indebted to Payee, and irrespective of any act, omission or course of dealing whatever on the part of Payee, Guarantor's liabilities and other obligations hereunder shall remain in full effect until the payment in full of the Obligations.  Guarantor acknowledges that the consideration for this guaranty is not a mere recital and is adequate regardless of actual amount. Guarantor hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.
10. No Security.  The obligations under this Note are unsecured.

11. No Assignment.  This Note may not be assigned or sold without the prior written consent of Maker.
12. Cancellation.  On final payment or other satisfaction of all principal and accrued interest owed on this Note, this Note shall be surrendered to Maker for cancellation and shall not be reissued.
13. Lawful Interest Rate.  If  interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law.
14. Waivers by Maker.  Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.
15. Exercise of Remedies.  No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or preclude other or further exercise thereof or the exercise of any other rights or remedy.
16. Collection Costs.  If a default under Section 6 of this Note occurs, Maker shall pay to Payee on demand all reasonable and documented costs and expenses of collection, including reasonable and documented attorneys' fees.
17. Governing Law.  This Note shall be governed and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Maker has executed and delivered this Subordinated Promissory Note as of the date first written above.

AB HOLDCO, INC.,
as Maker
By: _________________________
       Name: Brendan J. Killackey
        Title:   President, Secretary and Treasurer

Acknowledged and agreed:

 _____________________________
Richard Krogsrud, as Payee

JANEL CORPORATION,
as Guarantor

By:  _____________________________
       Name: Brendan J. Killackey
        Title:   President and Chief Executive Officer

[Signature Page to Subordinated Promissory Note]